EXHIBIT 23




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement
No. 333-92082 of Sears Roebuck Acceptance Corp. on Form S-3 of our report dated March 9, 2004, appearing in this Annual Report on Form 10-K of Sears Roebuck Acceptance Corp. for the year ended January 3, 2004.


\s\Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
March 9, 2004